Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-49284) and Form S-8 (Nos. 333-26797, 333-30771, 333-39213, 333-39189, 333-69761, 333-69765, 333-93413, 333-93407 and 333-67790) of Vital Images, Inc. of our report dated February 6, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 27, 2002